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                                                                    Exhibit 23.2

                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Healthcare Realty Trust Incorporated ("Healthcare Realty") for the registration of 18,907,100 shares of its common stock and 3,000,000 shares of its preferred stock and to the incorporation by reference therein of our reports dated January 30, 1998 (except for the 2nd paragraph of Note 13 of the consolidated financial statements as to which the date is February 27, 1998), with respect to the consolidated financial statements of Healthcare Realty incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1997 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.




                                         /s/ Ernst & Young LLP


                                         ERNST & YOUNG LLP



Nashville, TN
July 21, 1998